Exhibit 32

Certification pursuant to
18 U.S.C. Section 1350,
as adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

Edward J. Geletka, President and Chief Executive Officer and L. Joseph Stella, III, Executive Vice President and Chief Financial Officer of Colonial Financial Services, Inc. (the “Company”) each certify in their capacity as officers of the Company that they have reviewed the annual report of the Company on Form 10-K for the fiscal year ended December 31, 2011 and that to the best of their knowledge:

1.	the report fully complies with the requirements of Sections 13(a) of the Securities Exchange Act of 1934; and

2.	the information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the Company.

March 29, 2012	/s/ Edward J. Geletka
Date	Edward J. Geletka
President and Chief Executive Officer

March 29, 2012	/s/ L. Joseph Stella, III
Date	L. Joseph Stella, III
Executive Vice President and Chief Financial Officer

The purpose of this statement is solely to comply with Title 18, Chapter 63, Section 1350 of the United States Code, as amended by Section 906 of the Sarbanes-Oxley Act of 2002.

A signed original of this written statement required by Section 906 has been provided to Colonial Financial Services, Inc. and will be retained by Colonial Financial Services, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.